Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Joel M. Pitz, Senior Vice President and Interim Chief Financial Officer of Principal Financial Group, Inc., certify that (i) the Form 10-Q for the period ended September 30, 2024, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the period ended September 30, 2024, fairly presents, in all material respects, the financial condition and results of operations of Principal Financial Group, Inc.

/s/ Joel M. Pitz
Joel M. Pitz
Senior Vice President and Interim Chief Financial Officer
Date: October 30, 2024